Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2024 RESULTS

•GAAP earnings per share were $2.69 in 2024 compared to $2.78 in 2023
•Ongoing or non-GAAP earnings per share were $3.04 in 2024 compared to $2.82 in 2023
•Affirmed 2025 ongoing earnings guidance range of $3.15 - $3.25 per share and strongly positioned for future growth

MADISON, Wis. - February 20, 2025 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) for 2024 and 2023 as follows:

	GAAP EPS		Non-GAAP EPS
	2024	2023	2024	2023
Utilities and Corporate Services	$2.81	$2.86	$3.12	$2.86
American Transmission Company (ATC) Holdings	0.16	0.14	0.16	0.14
Non-utility and Parent	(0.28)	(0.22)	(0.24)	(0.18)
Alliant Energy Consolidated	$2.69	$2.78	$3.04	$2.82

“In 2024, we delivered another solid year of financial and operational results. We’re pleased to complete 1,500 megawatts of solar generation investments in 2024. Combined with existing 1,800 megawatts of wind resources, these zero-fuel cost, zero-emission investments strengthen the clean energy element of our balanced generation portfolio and reinforce our leadership in the energy transition,” said Lisa Barton, Alliant Energy President and CEO. “As part of our ongoing customer and community-focused strategy last week we, along with Iowa Governor Kim Reynolds and Cedar Rapids Mayor Tiffany O’Donnell, officially confirmed the largest economic development investment in the history of Cedar Rapids. We continue to focus on economic development, bringing benefits to communities in both Iowa and Wisconsin.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $2.81 per share of GAAP EPS in 2024, which was $0.05 per share lower than 2023. The primary drivers of lower EPS were items not normally associated with ongoing operations and described below in the discussion of non-GAAP adjustments, higher depreciation and financing expenses, estimated temperature impacts on retail electric and gas sales, and lower allowance for funds used during construction (AFUDC). These items were partially offset by higher revenue requirements from capital investments.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.28) per share of GAAP EPS in 2024, which was $0.06 per share lower than 2023. The lower EPS was primarily driven by higher financing expense.

Non-GAAP Adjustments - Non-GAAP EPS for 2024 for Alliant Energy’s Utilities and Corporate Services excludes the $0.17 per share asset valuation charge for IPL’s Lansing Generating Station as a result of the Iowa Utilities Commission (IUC) order for IPL’s retail electric rate review, $0.08 per share of restructuring and voluntary separation charges, and $0.06 per share asset retirement obligation initial charge for steam assets at IPL due to the revised Coal Combustion Residuals Rule. Non-GAAP EPS for 2024 for Alliant Energy’s Non-Utility and Parent excludes the $0.04 per share adjustment of deferred tax assets due to Iowa tax reform.

Non-GAAP EPS for 2023 for Alliant Energy’s Non-utility and Parent excludes $0.04 per share of charges related to remeasurement of deferred tax assets due to Iowa income tax reform. Non-GAAP adjustments, which relate to charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Details regarding GAAP EPS variances between 2024 and 2023 for Alliant Energy are as follows:

Variance
Revenue requirements from capital investments	$0.68
Non-GAAP adjustments in 2024	(0.35)
Higher depreciation expense	(0.19)
Higher financing expense	(0.15)
Estimated temperature impacts on retail electric and gas sales	(0.09)
Lower AFUDC	(0.07)
Non-GAAP adjustments in 2023	0.04
Other (including lower other operation and maintenance expense)	0.04
Total	($0.09)

Revenue requirements from capital investments at IPL and WPL - In September 2024, IPL received an order from the Iowa Utilities Commission (IUC) authorizing annual base rate increases of $185 million and $10 million for its retail electric and gas rate review covering the October 2024 through September 2025 forward-looking Test Period. IPL recognized a $0.21 per share increase in 2024 due to higher revenue requirements from increasing rate base, including investments in solar generation.

In December 2023, WPL received an order from the Public Service Commission of Wisconsin authorizing annual base rate increases of $49 million and $13 million for its retail electric and gas rate review covering the 2024/2025 Test Period. WPL recognized a $0.47 per share increase in 2024 due to higher revenue requirements from increasing rate base, including investments in solar generation and energy storage.

Non-GAAP adjustments in 2024 - In September 2024, the IUC approved the June 2024 partial non-unanimous settlement agreement between IPL and certain stakeholders. The agreement includes a return of the remaining net book value of Lansing Generating Station which was retired in May 2023, but does not include a return on the remaining net book value of Lansing. As a result the return on the remaining net book value is no longer recoverable from IPL’s retail electric customers, and a pre-tax non-cash charge of $60 million was recorded.

In the fourth quarter of 2024, restructuring activities were announced, including offering certain employees a voluntary separation package to help align resources with evolving business and customer needs, and reduce customer costs. As a result, a pre-tax charge of $29 million was recorded.

In May 2024, the EPA enacted the revised coal combustion residuals rule, which significantly expands the scope of regulation to include coal ash ponds at sites that no longer produce electricity and inactive landfills. As a result, an initial pre-tax charge of $20 million was recorded for additional asset retirement obligations.

Pursuant to Iowa tax reform effective in 2023, Iowa state income taxes became fully deductible for the purpose of determining Iowa state income tax. Alliant Energy reflected the deduction of the additional Iowa state income taxes in its 2023 Iowa state income tax return filed in 2024, which resulted in a non-GAAP charge of $11 million. These charges were recorded to income tax expense related to the adjustment of deferred income tax assets at the Non-utility and Parent operations.

Higher financing expense - Interest expense, net resulted in $0.15 lower EPS primarily due to increased total long-term debt in 2024 largely to fund capital expenditures, including the solar and energy storage expansion program in Iowa and Wisconsin.

Estimated temperature Impacts on retail electric and gas sales - The estimated impacts of net temperatures on retail electric and gas sales were $0.15 and $0.06 per share loss in 2024 and 2023, respectively.

Non-GAAP adjustments in 2023 - Pursuant to Iowa tax reform enacted in 2022, in September 2023, the Iowa Department of Revenue announced an Iowa corporate income tax rate of 7.1%, effective January 1, 2024. The announced change in the corporate income tax rate resulted in a non-GAAP charge of $10 million or $0.04 per share in 2023. These charges were recorded to income tax expense related to the remeasurement of deferred income tax assets at the Non-utility and Parent operations.

2025 Earnings Guidance

Alliant Energy is affirming ongoing EPS guidance for 2025 of $3.15 - $3.25. Assumptions for Alliant Energy’s 2025 EPS guidance include, but are not limited to:

•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Stable economy and resulting implications on utility sales
•Successful execution, including achievement of in-service dates, of capital expenditure plans, including renewable energy and energy storage projects
•Successful execution of cost controls and financing plans
•Consolidated effective tax rate of (28%)

The 2025 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC LLC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the 2024 results is scheduled for Friday, February 21, 2025 at 9 a.m. central time. Alliant Energy President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-549-8228 (Toll-Free) or 289-819-1520 (International), conference ID 45427. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,000,000 electric and 430,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of generation projects including such costs that exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, and the impact of rate design on current and potential customers and demand for energy in their service territories;
•the impact of IPL’s retail electric base rate moratorium;
•weather effects on utility sales volumes and operations;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions and the impact of business or facility closures in IPL’s and WPL’s service territories;
•the ability and cost to provide sufficient generation and the ability of ITC and ATC to provide sufficient transmission capacity for potential load growth, including significant new commercial or industrial customers, such as data centers;
•the ability of potential large load growth customers to timely construct new facilities, as well as the resulting higher system load demand by expected levels and timeframes;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of generation and energy storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes;

•the ability to achieve the expected level of tax benefits based on tax guidelines, timely in-service dates, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve IPL’s authorized rate of return and for the benefit of IPL’s and WPL’s customers;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•federal and state regulatory or governmental actions, including the impact of legislation, regulatory agency orders and executive orders, and changes in public policy, including the potential repeal of the Inflation Reduction Act of 2022;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2025 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2025 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the fourth quarter and year ended December 31, 2023 excluding charges related to remeasurement of deferred tax assets due to Iowa state income tax rate changes. These measures also include income and EPS for the fourth quarter and year ended December 31, 2024 excluding charges related to restructuring and voluntary employee separation charges and the adjustment of deferred tax assets due to Iowa tax reform, and for the year ended December 31, 2024 excluding the asset valuation charge related to IPL’s Lansing Generating Station and asset retirement obligation charges for steam assets at IPL. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the fourth quarter and year ended December 31, 2024 and 2023. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

The tax impact adjustments represent the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow and in the case of temperature normalized non-GAAP EPS, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2024	2023	2024	2023	2024	2023
IPL	$1.41	$1.44	$0.27	$—	$1.68	$1.44
WPL	1.34	1.36	0.04	—	1.38	1.36
Corporate Services	0.06	0.06	—	—	0.06	0.06
Subtotal for Utilities and Corporate Services	2.81	2.86	0.31	—	3.12	2.86
ATC Holdings	0.16	0.14	—	—	0.16	0.14
Non-utility and Parent	(0.28)	(0.22)	0.04	0.04	(0.24)	(0.18)
Alliant Energy Consolidated	$2.69	$2.78	$0.35	$0.04	$3.04	$2.82

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2024	2023	2024	2023	2024	2023
IPL	$362	$366	$69	$—	$431	$366
WPL	345	345	10	—	355	345
Corporate Services	15	13	—	—	15	13
Subtotal for Utilities and Corporate Services	722	724	79	—	801	724
ATC Holdings	40	35	—	—	40	35
Non-utility and Parent	(72)	(56)	12	10	(60)	(46)
Alliant Energy Consolidated	$690	$703	$91	$10	$781	$713

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2024	2023	2024	2023
Utilities and Corporate Services:
Asset valuation charge related to IPL’s Lansing Generating Station, net of tax impacts of ($16) million	$44	$—	$0.17	$—
Restructuring and voluntary employee separation charges, net of tax impacts of ($7) million	20	—	0.08	—
Asset retirement obligation charge for steam assets at IPL, net of tax impacts of ($5) million	15	—	0.06	—
Non-utility and Parent:
Adjustment of deferred tax assets due to Iowa tax reform	11	10	0.04	0.04
Restructuring and voluntary employee separation charges, net of tax impacts of ($1) million	1	—	—	—
Total Alliant Energy Consolidated	$91	$10	$0.35	$0.04

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2024	2023	2024	2023	2024	2023
IPL	$0.35	$0.14	$0.04	$—	$0.39	$0.14
WPL	0.30	0.30	0.04	—	0.34	0.30
Corporate Services	0.01	0.01	—	—	0.01	0.01
Subtotal for Utilities and Corporate Services	0.66	0.45	0.08	—	0.74	0.45
ATC Holdings	0.05	0.04	—	—	0.05	0.04
Non-utility and Parent	(0.13)	(0.02)	0.04	0.01	(0.09)	(0.01)
Alliant Energy Consolidated	$0.58	$0.47	$0.12	$0.01	$0.70	$0.48

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2024	2023	2024	2023	2024	2023
IPL	$91	$35	$10	$—	$101	$35
WPL	76	78	10	—	86	78
Corporate Services	3	3	—	—	3	3
Subtotal for Utilities and Corporate Services	170	116	20	—	190	116
ATC Holdings	13	9	—	—	13	9
Non-utility and Parent	(33)	(4)	12	2	(21)	(2)
Alliant Energy Consolidated	$150	$121	$32	$2	$182	$123

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2024	2023	2024	2023
Utilities and Corporate Services:
Restructuring and voluntary employee separation charges, net of tax impacts of ($7) million	$20	$—	$0.08	$—
Non-utility and Parent:
Adjustment of deferred tax assets due to Iowa tax reform	11	2	0.04	0.01
Restructuring and voluntary employee separation charges, net of tax impacts of ($1) million	1	—	—	—
Total Alliant Energy Consolidated	$32	$2	$0.12	$0.01

Details regarding GAAP EPS variances between fourth quarter of 2024 and 2023 for Alliant Energy’s operations are as follows:

Variance
Revenue requirements from capital investments	$0.30
Non-GAAP adjustments in 2024	(0.12)
Higher depreciation expense	(0.06)
Lower AFUDC	(0.04)
Non-GAAP adjustments in 2023	0.01
Other	0.02
Total Alliant Energy Consolidated	$0.11

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Revenues:
Electric utility	$793	$783	$3,372	$3,345
Gas utility	143	140	465	540
Other utility	18	15	54	52
Non-utility	22	23	90	90
	976	961	3,981	4,027
Operating expenses:
Electric production fuel and purchased power	135	183	628	736
Electric transmission service	148	145	613	583
Cost of gas sold	72	73	224	299
Other operation and maintenance:
Energy efficiency costs	11	16	45	62
Non-utility Travero	22	17	70	64
Asset valuation charge for IPL’s Lansing Generating Station	—	—	60	—
Restructuring and voluntary employee separation charges	27	—	27	—
Asset retirement obligation charge for steam assets at IPL	—	—	20	—
Other	107	142	514	549
Depreciation and amortization	201	174	772	676
Taxes other than income taxes	31	28	122	115
	754	778	3,095	3,084
Operating income	222	183	886	943
Other (income) and deductions:
Interest expense	120	105	449	394
Equity income from unconsolidated investments, net	(17)	(16)	(61)	(61)
Allowance for funds used during construction	(18)	(29)	(75)	(100)
Other	(3)	1	(3)	3
	82	61	310	236
Income before income taxes	140	122	576	707
Income tax expense (benefit)	(10)	1	(114)	4
Net income attributable to Alliant Energy common shareowners	$150	$121	$690	$703
Weighted average number of common shares outstanding:
Basic	256.6	255.6	256.5	253.0
Diluted	257.2	256.0	256.8	253.3
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.58	$0.47	$2.69	$2.78

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2024	December 31, 2023
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$81	$62
Other current assets	1,103	1,210
Property, plant and equipment, net	18,701	17,157
Investments	639	602
Other assets	2,190	2,206
Total assets	$22,714	$21,237
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$1,171	$809
Commercial paper	558	475
Other current liabilities	986	1,020
Long-term debt, net (excluding current portion)	8,677	8,225
Other liabilities	4,318	3,931
Alliant Energy Corporation common equity	7,004	6,777
Total liabilities and equity	$22,714	$21,237

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2024	2023
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,707	$1,351
Accounts receivable sold to a third party	(540)	(484)
Net cash flows from operating activities	1,167	867
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(2,052)	(1,731)
Other	(197)	(123)
Cash receipts on sold receivables	593	453
Proceeds from sales of partial ownership interests in West Riverside	123	120
Other	(14)	(120)
Net cash flows used for investing activities	(1,547)	(1,401)
Cash flows from financing activities:
Common stock dividends	(492)	(456)
Proceeds from issuance of common stock, net	23	246
Proceeds from issuance of long-term debt	1,613	1,455
Payments to retire long-term debt	(809)	(508)
Net change in commercial paper	83	(167)
Other	(20)	3
Net cash flows from financing activities	398	573
Net increase in cash, cash equivalents and restricted cash	18	39
Cash, cash equivalents and restricted cash at beginning of period	63	24
Cash, cash equivalents and restricted cash at end of period	$81	$63

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2024	December 31, 2023
Common shares outstanding (000s)	256,690	256,097
Book value per share	$27.29	$26.46
Quarterly common dividend rate per share	$0.48	$0.4525

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Utility electric sales (000s of megawatt-hours)
Residential	1,649	1,651	7,104	7,176
Commercial	1,556	1,548	6,304	6,329
Industrial	2,572	2,574	10,469	10,522
Industrial - co-generation customers	157	163	692	913
Retail subtotal	5,934	5,936	24,569	24,940
Sales for resale:
Wholesale	669	687	2,783	2,859
Bulk power and other	1,499	974	5,620	4,730
Other	14	15	57	58
Total	8,116	7,612	33,029	32,587
Utility retail electric customers (at December 31)
Residential	854,374	847,698
Commercial	146,111	145,877
Industrial	2,482	2,407
Total	1,002,967	995,982
Utility gas sold and transported (000s of dekatherms)
Residential	8,306	8,299	24,243	25,838
Commercial	5,417	5,517	16,974	18,291
Industrial	639	694	2,272	2,276
Retail subtotal	14,362	14,510	43,489	46,405
Transportation / other	30,137	27,010	123,386	115,177
Total	44,499	41,520	166,875	161,582
Utility retail gas customers (at December 31)
Residential	385,190	382,820
Commercial	45,194	44,997
Industrial	315	326
Total	430,699	428,143

Estimated operating income decreases from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Electric	($10)	($7)	($29)	($6)
Gas	(7)	(6)	(22)	(14)
Total temperature impact	($17)	($13)	($51)	($20)

	Quarter Ended December 31,			Year Ended December 31,
	2024	2023	Normal	2024	2023	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,049	2,056	2,464	5,450	5,807	6,736
Madison, Wisconsin (WPL)	2,165	2,167	2,483	5,801	6,157	6,987
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	24	41	13	890	974	819
Madison, Wisconsin (WPL)	16	26	8	742	781	704

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.